                                                                  EXHIBIT 10.3.1

[Certain information marked with two asterisks (**) in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions]


                              Location Agreement

This agreement ("Agreement") is entered into on this 1st day of January, 1999, by and between GW Services, Inc., a California corporation, (hereinafter referred to as "GWS" or "Vendor") and Fred Meyer Stores, Inc. ("Fred Meyer") on behalf of itself and its affiliates (hereinafter individually referred to as "Operating Company" and collectively as "Retailer") listed and identified in Exhibit A, supplemental pages attached is Retailer store list (which exhibit is attached hereto and by this reference made a part hereof, including without limitation all Locations that are operated by the Operating Companies of Retailer).

GWS is in the business of manufacturing and providing water vending equipment ("Equipment") and water services ("Services") and wishes to provide Equipment and Services to Retailer at all supermarket locations now or hereafter owned or leased by Retailer ("Location") and Retailer wishes to obtain Equipment and Services from GWS.

Previous Agreements:  upon execution of this Agreement, previous agreements
-------------------
("Previous Agreements") between GWS and Ralphs Grocery Company ("RGC") and Cala Co. ("Cala") dated December 31, 1996; Hughes Markets, Inc. ("Hughes") dated July 18, 1998; and Smith's Food & Drug Centers, Inc. (including Smitty's Supermarkets, Inc.) (collectively "SFD") dated August 21, 1996; shall be considered cancelled and superceded by this Agreement except for the representation and warranties (and corresponding indemnification's and provisions) set forth in those agreements which shall continue to survive.

Retailer is agreeable to permitting the equipment to be placed and services to be provided at and for the Locations under the following terms and conditions:

Groups:  Each of the following shall be a separate "Group" for purposes of
------
calculations made on a Group basis under this Agreement: (i) all Fred Meyer store Locations; (ii) all Quality Food Center, Inc. ("QFC") store Locations;
(iii) all RGC and Hughes store Locations; (iv) all Cala store Locations; (v) store Locations operated by SFD in Utah, Idaho, Wyoming and Nevada other than Clark County and metropolitan Las Vegas ("New SFD"); and (vi) all SFD store Locations not included in clause (v) of this paragraph ("Old SFD").

Effective Date:  the effective date ("Effective Date") of this Agreement will be
--------------
January 1, 1999.

Term:  the term ("Initial Term") of this Agreement shall be for five years from
----
the Effective Date. After the Initial Term, this Agreement shall automatically renew for successive one-year terms unless it is cancelled by either party upon at least 60-day's written notice prior to the commencement of any one-year term. Should this Agreement automatically renew a pro-rated amount of the Marketing Allowance will be paid for the renewal period.

Placement of Equipment:  Retailer grants GWS the exclusive right to place
----------------------
Equipment at such places as GWS and Retailer shall mutually determine inside and/or outside the supermarket buildings located at all existing Locations owned or leased by Retailers (subject to any approvals required by the landlord(s) of Retailer), including but not limited to those Locations listed on Schedule A to this Agreement, and at any additional locations not previously listed on Schedule A owned or leased by Retailer during the term of this Agreement (a "New Location"). On or prior to the operation of any New Location by the Operating Company, Retailer shall provide GWS with written notice of the New Location, and the New Location shall be added to Schedule A. During the term of this Agreement, Retailer shall not authorize or permit the placement of any other water-vending device inside or outside of any existing or New Location without obtaining the prior written consent of GWS. If a New Location is acquired or operated by retailer after the date of this Agreement and the Retailer determines, in its sole discretion, that because of the format of such store it does not desire to supply the New Location with Equipment under this Agreement, such New Location shall not be subject to this Agreement.

Compensation Allowance:  GWS will pay a compensation allowance ("Compensation
----------------------
Allowance") in the amount of ** by check upon execution of this agreement to reimburse Retailer for expenses incurred to do market research, operational evaluation, equipment testing, product testing, financial analysis, and other expenses. Such Compensation Allowance shall be considered nonrefundable and earned upon receipt by Retailer and shall have no further performance requirements after the date of receipt. Such Compensation Allowance will be paid to each Operating Company involved as follows: ** to RGC, Hughes and Cala (collectively) and ** to Old SFD.

Marketing Allowance:  GWS will pay to Retailer a marketing allowance ("Marketing
-------------------
Allowance") of **. Such Marketing Allowance will be paid for locations at RGC, Hughes, Cala, and Old SFD and shall be allocated as follows: ** to RGC, Hughes, Cala (collectively) and ** to Old SFD. The Marketing Allowance paid shall be based on a store location count ("Store Count"), calculated initially as follows: RGC, Cala and Hughes, collectively at ** Locations (at ** per store Location per month over the Initial Term); Old SFD at ** Locations (at ** per store Locations per month over the Initial Term). Amounts paid in respect of the Marketing Allowance shall be refundable, and additional amounts shall be payable as an additional Marketing Allowance, after the first twelve (12) months of the Initial Term as follows:

RGC, Hughes and Cala:  if the number of RGC, Hughes or Cala store Locations in
--------------------
operation at the beginning of any month during the Initial Term is in excess of the Store Count for such stores as of the beginning of the previous month, then Retailer shall be entitled to receive from GWS a payment equal to the difference between such amounts multiplied by ** , multiplied by the number of months remaining during the Initial Term. If the number of RGC, Hughes and Cala store Locations in operation at the beginning of any month during the Initial Term is less than the Store Count for such stores as of the beginning of the previous month, then GWS shall be entitled to receive from Retailer a refund payment equal to (x) the difference between such amounts, multiplied by (y) ** , multiplied by (z) the number of months remaining during the Initial Term.

Old SFD:  if the number of Old SFD store Locations in operation at the beginning
-------
of any month during the Initial Term is in excess of the Store Count for such stores, then Retailer shall be entitled to receive from GWS a payment equal to the difference between such amount multiplied by ** , multiplied by the number of months remaining during the Initial Term. If the number of Old SFD store Locations in operation at the beginning of any month during the Initial Term is less than the Store Count for such stores as of the beginning of the previous month, then GWS shall be entitled to receive from Retailer a refund payment equal to (x) the difference between such amounts, multiplied by (y) ** , multiplied by (z) the number of months remaining during the Initial Term.

Notwithstanding the foregoing, GWS shall not be entitled to a refund under this Marketing Allowance provision for any Locations if GWS's inability to operate its Equipment at such Location arises primarily from a material breach of GWS's obligations under this Agreement. The foregoing provision regarding refund of the Marketing Allowance no longer shall be in effect if GWS previously has been refunded or will be refunded the Marketing Allowance under the provisions of the Termination section of this Agreement.

** Confidential treatment requested.

Locations Allowance:  GWS will pay Fred Meyer, Quality Food Centers, Inc.
-------------------
("QFC"), and New SFD a location allowance ("Locations Allowance") of ** per store location which shall be considered nonrefundable and earned upon receipt by Retailer with no further performance requirements after the date of receipt. Such Location Allowance will be paid semi-annually in advance for all stores expected to be in operation for each following semester ("Semester"). A Semester will be any six-month period after the Effective Date, beginning from the Effective Date and lasting through that date that is six months hence. The Location Allowance for the first Semester will be due at the beginning of that Semester based on ** multiplied by the number of Locations the parties hereto agree that should be in operation through the first half of the Semester. For any subsequent Semester, the Location Allowance due will be equal to ** multiplied by the number of Locations that the parties hereto agree should be in operation during the Semester. Such Location Allowance will increase or decrease with respect to each Group as the volume of gallons per day ("GPD") increase or decrease per the schedule below:

                                             Required
             Locations Allowance           Group Average
                    Amount               GPD Per Location
             -----------------------     -----------------
                ** per semester             0 to 100
                ** per semester             101 to 149
                ** per semester             150 or more

Closure of Location:  for Fred Meyer and QFC, any location may be closed and
-------------------
Equipment removed with thirty (30) days written notice effective at the end of any given Semester.

Commission:  commission ("Commission") will be paid to Retailer based on the
----------
rates below which will be multiplied by each month's sales from the Equipment at such Locations, less taxes, fees (including without limitation permits, licenses, regulatory fees and inspections), and losses due to vandalism and theft relating to the operation of the Equipment.

               51% for 0 to 149 average GPD per Location within a Group

               53% for 150 or more average GPD per Location within a Group

On of before the first day of each month during the term of this Agreement:

a) with respect to Locations where only coin operated Equipment is located, GWS shall pay Retailer estimated Commission based on estimated sales for such month.

b) with respect to Locations where only non-coin operated Equipment is located, applicable Operating Company(ies) shall pay GWS the amount by which estimated sales to be collected by applicable Operating Company(ies) for such month exceed estimated Commissions for such month, and...

c) with respect to Locations where both coin operated and non-coin operated Equipment is located, (i) if estimated commissions based upon estimated sales for the month exceed the amount of estimated sales to be collected by applicable Operating Company(ies) for such month, GWS shall pay applicable Operating Company(ies) the net difference of (ii) if estimated sales to be collected by applicable Operating Company(ies) for the such month exceed estimated commissions for such month, applicable Operating Company(ies) shall pay to GWS the new difference.

** Confidential treatment requested.

Payments for any subsequent month shall be adjusted by an amount equal to the difference between the estimated Commission paid for any previous month and the actual Commission for such month.

In addition, GWS will pay to Retailer each Semester a bonus payment ("Bonus Payment") (in addition to Commissions) equal to 1/2 of 1% (.5%) of sales based on the requirements below less taxes, fees (including without limitation permits, licenses, regulatory fees and inspections), and losses due to vandalism and theft relating to the operation of the Equipment.

For Fred Meyer, QFC, RGC, Hughes, Cala, Old SFD and New SFD (each as a separate Group) will earn the 1/2 of 1% (.5%) commission bonus when any Group achieves 96 average gallons per water vending machine per day the prior Semester.

Settlement Payment:  Retailer agrees to pay to GWS a settlement payment
------------------
("Settlement Payment") in the amount of ** to terminate the Previous Agreements and enter into this Agreement. Upon payment by Fred Meyer of the Settlement Payment, the parties hereto shall have no further claims upon the other or obligations to the other (financial or otherwise) in connection with the Previous Agreements. Payment of such Settlement Payment may occur as a deduction from the total proceeds of the Marketing Allowance that is due Retailer under this Agreement. If payment of the Settlement Payment is handled as such a deduction, it will be fully detailed on the check stub or accompanying correspondence which shall include the information regarding check number and check date as well as the details of the specific payment.

Termination:  This Agreement may only be terminated by a party during the
-----------
Initial Term in the event of a material breach hereof by the non-terminating party that is not cured within twenty (20 days (excluding Saturday's, Sunday's and any days on which banks located in the State of California are obligated or authorized to close) following receipt of written notice thereof by the terminating party.

In the event of an early termination of this Agreement and GWS is unable to operate its Equipment at the store locations covered by this Agreement for following shall apply:

a) if such termination should occur during the first twelve months of the Initial Term, Retailer will pay to GWS the entirety of the Marketing Allowance.

b) if such termination should occur after the first twelve months of the Initial Term, Retailer will pay to GWS:

     i for RGC, Hughes and Cala Locations ** multiplied times ** stores times the number of months remaining on this Agreement.

     ii For Old SFD Locations, ** multiplied times ** stores times the number of months remaining on this Agreement.

Such payment shall be made within thirty days of termination of this Agreement. The foregoing provision regarding refund of the Marketing Allowance no longer shall be in effect if GWS previously has been refunded or will be refunded the Marketing Allowance under the section titled Marketing Allowance on page 2 of this Agreement.

** Confidential treatment requested.

Costs:
-----
1.   Retailer Costs.  Retailer shall incur the costs of providing electrical
     --------------
     current and city tap water necessary for the operation of the Equipment.

2.   GWS Costs.  GWS shall incur the costs of water, electrical and drain
     ---------
     connection improvements necessary for the operation of the Equipment. GWS shall secure and pay all permits, licenses, regulatory fees and inspections necessary for the proper maintenance of chemicals and equipment in connection with the operation of the Equipment. GWS shall incur the costs of the removal of its Equipment from any Location and shall repair any damage caused by such removal.

Entry; Cooperation:
------------------
1.   Maintenance.  Retailer shall allow GWS's agents, contractors and employees
     -----------
     to enter each Location for the purpose of maintaining and servicing the Equipment during regular business hours. Operating Companies and/or Retailer shall endeavor to promptly report to GWS the theft of, damage to, or malfunction of any Equipment.

2.   Promotional Activities.  Retailer will approve all promotions in advance
     ----------------------
     and shall cooperate with GWS in promoting GWS's products and services and shall not interfere with sales from or discourage the use of the Equipment by any means whatsoever. Without limiting the foregoing, Retailer shall permit GWS and its authorized agents and representatives to demonstrate GWS's products and conduct other promotional activities or point of purchase programs at the Locations as GWS shall deem appropriate, at no cost to GWS.

3.   Use, Control and Ownership.  GWS acknowledges that this Agreement
     --------------------------
     constitutes only a license to use a portion of the property at each Location and shall not be construed as a lease, easement or any other interest in real property. Subject to the section above governing Marketing Allowances, Retailer shall at all times retain the right to temporarily or permanently discontinue its supermarket operations at any Location. Retailer acknowledges that GWS shall have the right to remove Equipment from any Location if, in GWS's sole discretion, such Equipment is not sufficiently profitable to merit continued operation at such Location.

This Agreement, including the foregoing and Exhibits A, B and C, attached hereto, correctly set forth the terms and conditions agreed upon between GWS and Retailer.

Fred Meyer Stores, Inc.             Glacier Water Services, Inc.
Agreed and Accepted:                Agreed and Accepts:



By:  Darrell D. Webb                By:  Jerry A. Gordon

Title:  Sr. VP Food Group           Title:  President & Chief Operating Officer

Signature:  /s/ Darrell D. Webb     Signature:  /s/ Jerry A. Gordon
            ----------------------             -------------------------

                                  Schedule A

          [Never prepared by the parties to this Location Agreement]

                                   Exhibit A

           [Never prepared by the parties to this Location Agreement]

                                   Exhibit B

                    Significant Provisions Required for All
                        Promotional Allowance Agreements

The following terms and conditions shall be made a part of the agreement to which this Exhibit is attached, and shall be binding upon the parties thereto. Should there be a conflict between the terms of this Exhibit and the agreement ("Agreement") to which it is a part, the provisions of the Exhibit shall prevail. For purposes of this Exhibit B, GWS will also be referred to as Vendor.

1.   Confidentiality and Non-Disclosure. GWS and Retailer shall keep the terms
     ----------------------------------
     and conditions of this Agreement strictly confidential, except as otherwise required by law, including the filing of the Agreement with any governmental agency pursuant to public reporting requirements.

2.   Compliance With All Laws, Rules, Regulations and Directives;
     -------------------------------------------------------------
     Indemnification. Each party warrants and represents that it shall in every
     ---------------
     manner of its business related to this Agreement obey and conform in all material respects to all federal, state and local laws, rules, regulations and directives. Any breach of said warranty and representation or claim of breach shall be the sole responsibility of the breaching party and the breaching party will, for said breach or claim of breach, hold the other party completely safe and harmless. With regard to any third party claims, the breaching party shall fully defend and indemnify the other party and hold the other party fully and completely safe and harmless from all losses, claims, costs, suits, damages, fines, penalties, expenses and counsel fees arising out of a breach of any of the foregoing.

3.   Mutual Indemnification. Retailer shall indemnify and hold harmless GWS and
     ----------------------
     its directors, officers, parent corporation, sister corporations, subsidiaries, assigns, agents and employees from any claim, litigation, judgment, loss, liability, damage, injury to property or person, death or expense (including reasonable attorneys' fees and expenses) which directly or indirectly arise from Retailer's acts or omissions, including without limitation, any action or claim brought by Retailer's employees, agents and representatives, pertaining to or arising out of Retailer's performance under this Agreement or arising out of or based upon the breach of any representation or warranty of Retailer contained in this Agreement; provided, however, that Retailer shall not be liable to GWS for any claims, litigation, judgment, loss, liability, damage, injury to property or person, death or expense arising from or based upon the negligence of GWS.

     GWS shall indemnify and hold harmless Retailer and its directors, officers, parent corporation, sister corporations, subsidiaries, assigns, agents and employees from any claim, litigation, judgment, loss, liability, damage, injury to property or person, death or expense (including reasonable attorneys' fees and expenses) which directly or indirectly arise from GWS's acts or omissions, including without limitation, any action or claim brought by GWS's employees, agents and representatives, pertaining to or arising out of GWS's performance under this Agreement or arising out of or based upon the breach of any representation or warranty of GWS contained in this Agreement; provided, however, that GWS shall not be liable to Retailer for any claims, litigation, judgment, loss, liability, damage, injury to property or person, death or expense arising from or based upon the negligence of Retailer.

4.   Insurance. Vendor shall comply with the Insurance Requirements attached
     ---------
     hereto as Exhibit C and by this reference incorporated herein and made a part hereof.

5.   Force Majeure. Neither party shall be liable for delay or failure to
     -------------
     perform in whole or part any of the promises or responsibilities of this Agreement by reason of contingencies beyond its control, including lack or failure of raw materials, labor disturbances (including strikes and lockouts), war, acts of God, hurricanes, fires, storms, accidents, government regulation or interference of any other cause whatever beyond its control.

6.   No Waiver.  No action, failure of action or delay by either party shall
     ---------
     constitute a waiver of any of its rights or remedies under this Agreement.

7.   Notices. For the purpose of this Agreement, any notices and demands
     -------
     required to be given shall be given to the parties in writing and by Certified Mail at the address set forth, or to such other address as the parties may hereafter substitute by written notice.

     Vendor:                                  Retailer:
     GW Services, Inc.                        Fred Meyer, Inc.
     c/o  Glacier Water Services, Inc.        3800 S.E. 22/nd/ Avenue
     2261 Cosmos Court                        Portland, OR  97202
     Carlsbad, CA 92009                       Attn: Legal Department
     Attn: President

8.   Laws Governing and Venue. The Agreement shall be governed by the laws of
     ------------------------
     the State of California, without regard to any Conflict of Laws principles.

9.   Set-Off. With regard to payments due Vendor by Retailer, Retailer reserves
     -------
     the right to deduct, set-off or withhold such sums as Retailer deems due and owing to it by Vendor if Vendor has not made payment after 30 days from invoice date. Retailer shall not be responsible for any late charges, penalties or assessments in connection with assertion of its right to deduct, set-off or withhold such sums. With regard to payments due Retailer by Vendor, Vendor reserves the right to deduct, set-off or withhold such sums as Vendor deems due and owing to it by Retailer if Retailer has not made payment after 30 days from invoice date. Vendor shall not be responsible for any late charges, penalties or assessments in connection with assertion of its right to deduct, set-off or withhold such sums.

10.  No Agent. Vendor and Retailer are not, and shall not be, considered as
     --------
     joint venturers, partners, agents, servants, or employees or fiduciaries of each other, and neither shall have the power to bind or obligate the other.

11.  Assignment. The Agreement shall not be assigned by either party without the
     ----------
     prior written consent of the other party, which consent will not be unreasonably withheld. The rights and obligations of the Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective heir, administrators, executors, personal representative, successors and permitted assigns.

12.  Severability of Terms. If any of the terms of this Agreement are
     ---------------------
     subsequently or are now illegal, they may be severed from the Agreement without affecting the remaining terms.

13.  Headings.  The paragraph headings used in this Agreement are meant only as
     --------
     guidelines and are in no way to be considered controlling as to the content and/or interpretation of each paragraph herein.

14.  Entire Agreement Amendments. The Agreement, including the foregoing and the
     ---------------------------
     Exhibits(s) attached thereto correctly sets forth the entire agreement between Vendor and Retailer with respect to the subject matter addressed therein and supersedes any and all prior understandings and/or agreements between or among them covering the same (other than as set forth under the heading "Previous Agreement" in the Agreement). No agreements or understandings shall be binding on the parties hereto unless specifically set forth in the Agreement (including the

     Exhibit(s)). Written amendments signed by all of the parties can be set forth subsequent to the execution of the Agreement.

15.  Counterparts. This Agreement may be executed in two or more counterparts,
     ------------
     each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                   Exhibit C

                             Insurance Requirements

1.   Definitions:

     The term Retailer shall include, jointly, Fred Meyer Stores, Inc.; Quality Food Centers, Inc.; Hughes Markets, Inc.; Ralphs Grocery Company (for both its Ralphs supermarket division and its Food 4 Less warehouse store division of Southern California); Smith's Food & Durg Centers, Inc.; Smitty's Supermarkets, Inc., and Cala Co. (hereinafter referred to jointly as "Retailer").

     The term Supplier shall mean GW Services, Inc. (hereinafter referred to as "Supplier"), as an independent contractor together with any and all of Supplier's subcontractors, employees, agents, representatives, and invitees.

2. Supplier shall provide evidence of Public Liability and Broad From Property Damage Insurance, including Products Liability Insurance. The limits of said coverage shall be not less than $1,000,000 Combined Single Limit for Bodily Injury, Death and/or Property Damage.

3. Supplier shall provide evidence of Automobile Bodily Injury and Property Damage Insurance covering all vehicles moving under their own power and engaged in the work under contract. Coverage shall be not less than $1,000,000 Combined Single Limit for Bodily Injury, Death and/or Property Damage.

4. Supplier shall provide evidence of Workers Compensation Insurance, in statutory form, on its and subcontractor's employees in accordance with applicable law as well as obtain Employer's Liability Coverage with a limit not less than $500,000/$500,000/$500,000 covering all persons the Supplier may employ in carrying out any part of this Agreement requiring a personal presence on Retailer property.

5. In addition to the insurance requirements to be maintained by the Supplier as set forth herein, Supplier agrees to indemnify and defend Retailer against any and all claims, losses, damages, costs and expenses arising from injury to or death of persons or damage to or destruction of property including, without limitation, property, employees, invitees, licensees, customers or agents or Retailer occurring wholly or in part as the result of the goods and/or services provided and/or work done or omitted to be done by or contracted to be done by but not done by, Supplier or it subcontractors or the employees or agents or invitees of either, or arising from injury to or death of employees of agents or invitees of Supplier or its subcontractors.

6. Supplier shall submit to Retailer, before commencement or work, a certificate of insurance verifying the above insurance coverage, which shall name Retailer (or, Fred Meyer, Inc., parent or grandparent of the individual entities which comprise Retailer) as an additional insured for General and Automobile Liability and contain certification by the insurance company(ies) that such insurance shall not be canceled or materially changed without at least thirty (30) days prior notification to Retailer.

7. All insurance must be placed with a company rated by "Best" and have a "Best" rating of at least B+, VII.

                        Addendum to Location Agreement

     The Location Agreement ("Agreement"), made as of the 1st day of January, 1999, by and between GW SERVICES, INC., a California corporation (hereinafter referred to as "GWS" or "Vendor") and FRED MEYER STORES, INC. ("Fred Meyer") on behalf of itself and its affiliates listed and identified in Exhibit A attached thereto (hereinafter sometimes individually referred to as "Operating Company" and collectively as "Retailer") shall be amended as follows:

     1.   The first paragraph of the section headed "Previous Agreements" shall
                                                     -------------------
have the fifth and sixth lines deleted and in their place shall be:

          "...superseded by this Agreement except with regard to the indemnification provision(s) included therein, which shall continue after termination as to any events which occurred or accrued during the term(s) of such Previous Agreements."

     2.   The section headed "Settlement Payment" shall have the fourth line
                              ------------------
deleted and in its place shall be:

          "...obligations to the other (financial or otherwise, except as set forth in paragraph headed 'Previous Agreements' above) in connection
                                     -------------------
          with the Previous Agreements.  Payment of..."

     3. The first paragraph of the section headed "Termination" shall have the first line deleted and in its place shall be:

          "Termination.  This Agreement may only be terminated by a party
           -----------
          (either during the Initial Term or any extension thereof) in the event of a..."

     4.   Maintenance of Equipment. Vendor shall maintain and repair the
          ------------------------
Equipment provided under this Agreement, and Retailer agrees to grant access to the personnel designated by Vendor to provide such maintenance and repair services during regular business hours of the Locations covered by this Agreement.

     5. All other terms and conditions of the Agreement by and between Vendor and Retailer shall remain the same. In the event of any conflict in the language of the Agreement and this Addendum relating to specific terms, conditions or obligations dealt with herein between the parties, the language of this Addendum shall supersede and shall prevail over those conflicting terms.

     6. The Agreement (including this Addendum) may be amended only by a written instrument signed by all parties hereto.

     7. The effective date of this Addendum and the Agreement of which it is a part shall be the same.

     8. The Agreement with Addendum sets forth the entire agreement between Vendor and Retailer relating to the subject matter hereof. Neither party relies upon any representation or warranty, express or implied, not expressly set forth therein.

     ALL OF THE TERMS AND CONDITIONS OF THE LOCATION AGREEMENT AND ADDENDUM ARE HEREBY FULLY AGREED TO BY THE PARTIES.

GW SERVICES, INC.                       FRED MEYER STORES, INC.
-----------------                       -----------------------

By:      /s/ Jerry A. Gordon       By:       /s/ Darrell D. Webb
         -------------------          ------------------------------------------

Title:   President & COO           Title:    Senior Vice President, Food Group
         ----------------             ------------------------------------------

                                       2